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BIOLASE, INC.

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BIOLASE ISSUES LETTER TO STOCKHOLDERS

Stockholders Urged to Vote “FOR” the Reverse Stock Split

Foothill Ranch, Calif., October 27, 2021 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today issued a letter to stockholders concerning BIOLASE’s upcoming special meeting of stockholders on November 19, 2021. BIOLASE’s Board of Directors unanimously recommends that stockholders vote “FOR” the amendment to the BIOLASE, Inc. Certificate of Incorporation to effect a reverse stock split (without reducing the authorized number of shares of common stock).

The text of the letter is as follows:

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October 27, 2021

Dear Fellow Stockholders:

You have an important decision to make at the upcoming special meeting of stockholders on November 19, 2021. The Board of Directors strongly recommends that stockholders approve an amendment to the BIOLASE, Inc. Certificate of Incorporation to effect a reverse stock split (without reducing the authorized number of shares of common stock). Whether or not you plan to attend the special meeting, please vote as promptly as possible. You can vote by mail, Internet or telephone according to the instructions on each Internet Notice, proxy card or voting instruction card you received. Proxy materials and Internet voting are available at www.investorvote.com/BIOL, and if you need any assistance voting please email BIOL@dfking.com or call (800) 347-4750.

We released a video this week answering questions from stockholders available at https://ir.biolase.com/.

The Board of Directors urges stockholders to vote FOR the amendment.

Approving the amendment will:

✓	Help ensure continued listing of our common stock on The Nasdaq Capital Market

Our primary objective in effectuating the reverse stock split is to regain compliance with Nasdaq listing rules. To maintain listing, the Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share. On May 24, 2021, we received a deficiency letter from the Nasdaq Stock Market notifying us that, for the 30 consecutive business days ended May 21, 2021, the bid price for our common stock had closed below the minimum bid price. Thus, if we do not regain compliance with the minimum bid price rule by our compliance deadline of November 22, 2021 and we are not eligible for an additional compliance period, Nasdaq may initiate the delisting process. A delisting of our common stock from Nasdaq may adversely affect investors’ ability to trade shares of our common stock.

✓	Attract institutional investors and promote greater liquidity for our stockholders

Many institutional investors may not invest in stocks priced at less than $1.00 per share and, thus, cannot invest in our common stock at this time. If a reverse stock split causes our stock price to exceed $1.00 per share, those institutional investors will be able to invest in our common stock, potentially increasing demand for shares of our common stock and increasing trading liquidity.

✓	Enable us to offer equity compensation to employees and other service providers (and, thus, conserve cash)

At our 2021 annual meeting of stockholders, our stockholders approved an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan to increase the number of shares of our common stock available for issuance under the plan by an additional 24,700,000 shares. Notwithstanding stockholder approval of the plan amendment, we cannot grant any additional awards under the plan because we do not have a sufficient number of authorized shares under our Certificate of Incorporation. The reverse stock split will ensure that we have adequate shares available to make awards under the plan (functionally giving full effect to the previously approved plan amendment). To the extent that we can offer equity-based compensation in lieu of cash compensation to employees and other service providers, we will be able to conserve cash.

✓	Provide that shares of common stock are authorized and available for future uses

By reducing the number of shares outstanding in relation to the total shares authorized, our Board of Directors will have greater flexibility to issue shares in the future for general corporate purposes and for raising capital (although we do not anticipate needing any additional capital in the near term).

IT IS CRITICAL THAT YOU VOTE,

NO MATTER HOW MANY SHARES YOU OWN.

THE REVERSE STOCK SPLIT WILL NOT AFFECT

YOUR PERCENTAGE OWNERSHIP OF BIOLASE.

If you have questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc., at (800) 347-4750, or click on the voting link from the email you received with the proxy materials, if applicable (if you hold at Robinhood, look for an email from Proxydocs.com, and for all other stockholders, check for an email from Proxyvote.com). You can also email D.F. King & Co., Inc. at BIOL@dfking.com.

Thank you,

John R. Beaver

President and Chief Executive Officer

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the anticipated effects of stockholder approval of the reverse stock split to be voted on at the special meeting and the failure to receive such stockholder approval. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “potential,” “plan,” “seek,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our current expectations and speak only as of the date of this communication. These factors include, among others, those risks and uncertainties that are described in the definitive proxy statement we filed with the Securities and Exchange Commission (the “SEC”) in connection with the special meeting and in the “Risk Factors” section of our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC. Except as required by law, we do not undertake any responsibility to revise or update any forward-looking statements.

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About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 271 patented and 40 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.